Exhibit 10.2

AMENDMENT TO THE LETTER AGREEMENT

This AMENDMENT TO LETTER AGREEMENT (this “Amendment”), dated as of January 13, 2023, is entered into by and between Global Partner Acquisition Corp II, a Cayman Islands exempted company (the “Company”), Global Partner Sponsor II LLC, a Delaware limited liability company (the “Sponsor”) and each of the undersigned (the “Insiders”). The Company, the Sponsor and the Insiders shall be referred to herein from time to time collectively as the “Parties” and individually as a “Party.”

RECITALS

WHEREAS, the Company, the Sponsor and the Insiders are party to that certain Sponsor Letter Agreement, dated as of January 11, 2021 (the “Letter Agreement”);

WHEREAS, certain Insiders are resigning from their positions as officer and/or directors of the Company as of the date hereof (the “Resignations”);

WHEREAS, the Parties wish to amend the Letter Agreement as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:

1. Defined Terms and Rules of Interpretation. Except as otherwise expressly provided herein, capitalized terms used herein without definition shall have the same meanings herein as set forth in the Letter Agreement after giving effect to this Amendment.

2. Amendment to Transfer of Shares provision. A new Section 5(e) is hereby added to the Sponsor Letter Agreement as follows:

“Notwithstanding the foregoing, the Transfer of Founder Shares or Private Placement Warrants, directly or indirectly, to affiliate(s) of Antarctica Capital Partners, LLC shall not be restricted by this Section 5.”

3. Miscellaneous; Incorporation by Reference. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Letter Agreement shall remain in full force and effect to the extent in effect on the date hereof. This Amendment shall be governed by, and otherwise construed in accordance with, the terms of the Letter Agreement, as though the other provisions of this Amendment were set forth in the Letter Agreement. The Letter Agreement, as modified by this Amendment, constitutes the complete agreement between the Parties and supersedes any prior written or oral agreements, writings, communications or understandings with respect to the subject matter hereof. This Amendment may be executed in counterparts (including by means of facsimile or scanned and emailed signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same agreement. Sections 17 (Governing Law) and Section 18 (Notices) of the Letter Agreement are hereby incorporated by reference into this Amendment mutatis mutandis.

4. Parties to Letter Agreement. In connection with the Resignations and as of the effective time of the Resignations, all Insiders that have resigned shall no longer be a Party to the Letter Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

GLOBAL PARTNER SPONSOR II LLC

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf
	Title:	Managing Member

GLOBAL PARTNER ACQUISITION CORP II

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf
	Title:	Chief Executive Officer

By:	/s/ Paul J. Zepf
	Name:	Paul J. Zepf

By:	/s/ David Apseloff
	Name:	David Apseloff

By:	/s/ Pano Anthos
	Name:	Pano Anthos

By:	/s/ Andrew Cook
	Name:	Andrew Cook

By:	/s/ Gary DiCamillo
	Name:	Gary DiCamillo

By:	/s/ Claudia Hollingsworth
	Name:	Claudia Hollingsworth

By:	/s/ William Kerr
	Name:	William Kerr

By:	/s/ James McCann
	Name:	James McCann

By:	/s/ Jay Ripley
	Name:	Jay Ripley